Colfax Reports First Quarter 2012 Results

FULTON, Md., May 8, 2012 /PRNewswire/ -- Colfax Corporation (NYSE: CFX) today announced its financial results for the first quarter of 2012. On a year-over-year basis, highlights for the first quarter include:

First Quarter of 2012

  After pre-tax expenses of $42.9 million of Charter acquisition-related expense and $33.7 million of year-one acquisition-related amortization expense, a net loss of $109.3 million ($1.33 per share); adjusted net income (as defined below) of $25.5 million (23 cents per share)
  Net sales of $886.4 million, an increase of 11.3% from first quarter 2011 proforma net sales (includes the comparable period sales for the operations acquired in the Charter acquisition); organic sales increase (as defined below) of 10.3%
  Operating loss of $24.1 million; adjusted operating income (as defined below) of $63.4 million
  First quarter gas- and fluid-handling orders of $497.5 million, an increase of 10.1%
  Gas- and fluid-handling backlog of $1,372.8 million at period end

Adjusted net income, adjusted net income per share, adjusted operating income, organic sales growth (decline) and organic order growth (decline) are not financial measures calculated in accordance with generally accepted accounting principles in the U.S. ("GAAP"). See below for a description of the measures' usefulness and a reconciliation of these measures to their most directly comparable GAAP financial measures.

Steve Simms, President and Chief Executive Officer, stated, "We are pleased to report solid results for the first quarter. Revenues were in line with expectations across all areas. During the quarter, we experienced 10.3% proforma organic sales growth and a 9.5% increase in adjusted net income per share. While results were balanced across the entire company, margins in the gas-handling business exceeded expectations, with particular strength from the operations in China and South Africa. Clearly, the acquisition of Charter (which serves to make period to period comparisons difficult) and the successful completion of our common stock offering of approximately $300 million were the real highlights for the period. With the acquisition of Charter, Colfax experiences a five times increase in sales and adds an arsenal of industry leading brands and technologies. The common stock offering improves our liquidity profile and positions us well for bolt-on acquisitions to supplement organic growth. However, our near term focus continues to be the integration of the newly acquired businesses."

Non-GAAP Financial Measures and Other Adjustments

Colfax has provided in this press release financial information that has not been prepared in accordance with GAAP. These non-GAAP financial measures are adjusted net income, adjusted net income per share, adjusted operating income, earnings before interest, taxes and depreciation (EBITDA), adjusted EBITDA, organic sales growth (decline) and organic order growth (decline). Adjusted net income, adjusted net income per share, adjusted EBITDA and adjusted operating income exclude asbestos coverage litigation expense, restructuring and other related charges, charges related to the Charter acquisition and fair value adjustments related to the ESAB and Howden inventory and backlog amortization expense to the extent they impact the periods presented. The effective tax rates used to calculate adjusted net income and adjusted net income per share are 31% for the first quarter of 2012 in comparison to 32% for the first quarter of 2011. Proforma organic sales growth (decline) and proforma organic order growth (decline) represent the proforma comparison of the change in existing businesses that includes the operations acquired in the Charter Acquisition for the comparable prior period (which excludes the results of operations acquired in the Charter Acquisition for the first 12 days of each reporting period) excluding the impact due to acquisitions made by Colfax and Charter and foreign currency fluctuations. These non-GAAP financial measures assist Colfax in comparing its operating performance on a consistent basis because, among other things, they remove the impact of asbestos coverage litigation, costs related to the Charter acquisition and foreign currency fluctuations outside the control of its operating management team.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information calculated in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of non-GAAP financial measures presented above to GAAP results has been provided in the financial tables included in this press release.

Conference Call and Webcast

Colfax will host a conference call to provide details about its results on Tuesday, May 8, 2012 at 8:00 a.m. EDT. The call will be open to the public through 877-303-7908 or 678-373-0875 and webcast via Colfax's website at www.colfaxcorp.com under the "Investors" section. Access to a supplemental slide presentation can also be found at the Colfax website under the same heading. Both the audio of this call and the slide presentation will be archived on the website later today and will be available until the next quarterly call.

About Colfax Corporation

Colfax Corporation is a diversified global manufacturing and engineering company that provides gas- and fluid-handling and fabrication technology products and services to commercial and governmental customers around the world under the Howden, Colfax Fluid Handling and ESAB brands. Colfax believes that its brands are among the most highly recognized in each of the markets that it serves. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current fact. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission including its 2011 Annual Report on Form 10-K under the caption "Risk Factors." In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of the date hereof. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

Colfax Corporation Condensed Consolidated Statements of Operations Dollars in thousands, except per share data (Unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011

Net sales	$ 886,366	$ 158,558
Cost of sales	630,970	105,304
Gross profit	255,396	53,254
Selling, general and administrative expense	225,746	37,879
Charter acquisition-related expense	42,851	—
Restructuring and other related charges	8,643	1,977
Asbestos coverage litigation expense	2,287	2,066
Operating (loss) income	(24,131)	11,332
Interest expense	18,982	1,827
(Loss) income before income taxes	(43,113)	9,505
Provision for income taxes(1)	57,348	2,950
Net (loss) income	(100,461)	6,555
Less: net income attributable to noncontrolling interest, net of taxes	5,137	—
Net (loss) income attributable to Colfax Corporation	(105,598)	6,555
Dividends on preferred stock	3,734	—
Net (loss) income available to Colfax Corporation common shareholders	$ (109,332)	$ 6,555
Net (loss) income per share—basic and diluted	$ (1.33)	$ 0.15

(1) Income tax provision for the first quarter of 2012 was significantly impacted by the reassessment of certain deferred tax assets as of the date of the Charter acquisition, which resulted in an increase in the Company's valuation allowance, and the Charter acquisition-related expenses that are either not deductible for tax purposes or were incurred in jurisdictions where no tax benefit can be recognized.

Colfax Corporation Reconciliation of GAAP to Non-GAAP Financial Measures Dollars in thousands, except per share data (Unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011
EBITDA
Net (loss) income	$ (100,461)	$ 6,555
Interest expense	18,982	1,827
Provision for income taxes	57,348	2,950
Depreciation and amortization	61,804	5,527
EBITDA	$ 37,673	$ 16,859
EBITDA margin	4.3%	10.6%

Adjusted EBITDA
Net (loss) income	$ (100,461)	$ 6,555
Interest expense	18,982	1,827
Provision for income taxes	57,348	2,950
Depreciation and amortization	61,804	5,527
Restructuring and other related charges	8,643	1,977
Charter acquisition-related expense	42,851	—
Asbestos coverage litigation expense	2,287	2,066
Adjusted EBITDA	$ 91,454	$ 20,902
Adjusted EBITDA margin	10.3%	13.2%

Adjusted Operating Income
Operating (loss) income	$ (24,131)	$ 11,332
Restructuring and other related charges	8,643	1,977
Charter acquisition-related expense	42,851	—
Fair value adjustments – ESAB/Howden backlog and inventory amortization expense	33,705	—
Asbestos coverage litigation expense	2,287	2,066
Adjusted operating income	$ 63,355	$ 15,375
Adjusted operating income margin	7.1%	9.7%

Colfax Corporation Reconciliation of GAAP to Non-GAAP Financial Measures – Continued Dollars in thousands, except per share data (Unaudited)

	Three Months Ended
	March 30, 2012	April 1, 2011

Adjusted Net Income and Adjusted Net Income Per Share
Net (loss) income attributable to Colfax Corporation	$ (105,598)	$ 6,555
Restructuring and other related charges	8,643	1,977
Charter acquisition-related expense	42,851	—
Fair value adjustments – ESAB/Howden backlog and inventory amortization expense	33,705	—
Asbestos coverage litigation expense	2,287	2,066
Tax adjustment (1)	43,592	(1,385)
Adjusted net income	25,480	9,213
Adjusted net income margin	2.9%	5.8%
Dividends on preferred stock	3,734	—
Adjusted net income available to Colfax Corporation common shareholders	21,746	9,213
Less: net income attributable to participating securities (2)	2,757	—
	$ 18,989	$ 9,213

Weighted-average shares outstanding—diluted	82,851,827	44,105,120
Adjusted net income per share	$ 0.23	$ 0.21

Net (loss) income per share— basic and diluted (in accordance with GAAP)	$ (1.33)	$ 0.15

(1) The effective tax rates used to calculate adjusted net income and adjusted net income per share are 31% and 32% for the first quarters of 2012 and 2011, respectively.

(2) Adjusted net income per share was calculated consistent with the two-class method in accordance with GAAP as the Series A preferred stock are considered participating securities. Losses are not allocated to the preferred stock.

Colfax Corporation Change in Sales, Orders and Backlog Dollars in millions (Unaudited)

	Net Sales		Orders		Backlog at Period End
	$	%	$	%	$	%
Proforma as of and for the three months ended April 1, 2011	$ 796.5		$ 451.9		$1,270.5
Components of Change:
Existing businesses	81.9	10.3%	(11.0)	(2.4)%	136.4	10.7%
Acquisitions	37.1	4.7%	66.7	14.8%	2.9	0.2%
Foreign currency translation	(29.1)	(3.7)%	(10.1)	(2.3)%	(37.0)	(2.8) %
	89.9	11.3%	45.6	10.1%	102.3	8.1%
As of and for the three months ended March 30, 2012	$ 886.4		$ 497.5		$ 1,372.8

CONTACT: Scott Brannan, Chief Financial Officer, Colfax Corporation, +1-301-323-9005, Scott.Brannan@colfaxcorp.com